Exhibit 99.1
Michael D. Bluhm, Chief Financial Officer 240.744.5110 Tejal Engman, Vice President 240.744.5116

NEWS RELEASE

HOST HOTELS & RESORTS, INC. REPORTS RESULTS FOR THE THIRD QUARTER 2019

BETHESDA, MD; November 5, 2019 – Host Hotels & Resorts, Inc. (NYSE: HST) (“Host Hotels” or the “Company”), the nation’s largest lodging real estate investment trust (“REIT”), today announced results for the third quarter of 2019.

Operating Results 1

(unaudited, in millions, except per share and hotel statistics)

	Quarter ended September 30,		Percent	Year-to-date ended September 30,		Percent
	2019	2018	Change	2019	2018	Change
Revenues	$1,262	$1,299	(2.8)%	$4,135	$4,163	(0.7)%
Comparable hotel revenues (1)	1,089	1,076	1.2%	3,420	3,404	0.5%
Net income	372	378	(1.6)%	851	845	0.7%
EBITDAre (1)	316	344	(8.1)%	1,183	1,190	(0.6)%
Adjusted EBITDAre (1)	312	344	(9.3)%	1,179	1,190	(0.9)%
Comparable hotel Total RevPAR - Constant US$	272.92	269.69	1.2%	288.89	287.31	0.5%
Comparable hotel RevPAR - Constant US$	180.24	180.61	(0.2)%	183.22	184.96	(0.9)%

Diluted earnings per common share	0.51	0.43	18.6%	1.14	1.06	7.5%
NAREIT FFO per diluted share (1)	0.35	0.37	(5.4)%	1.36	1.34	1.5%
Adjusted FFO per diluted share (1)	0.35	0.37	(5.4)%	1.37	1.34	2.2%

*Additional detail on the Company’s results, including data for 22 domestic markets and top 40 hotels by RevPAR, is available in the Third Quarter 2019 Supplemental Financial Information available on the Company’s website at www.hosthotels.com.

Highlights

•

Comparable hotel Total RevPAR improved 1.2% for the quarter and 0.5% year-to-date, on a constant dollar basis. Total RevPAR is a key performance metric for the Company’s luxury and upper upscale portfolio as approximately 35% of revenues are earned from food and beverage, conference and meeting space, spa and other amenities.

•

The Company repurchased 12.1 million shares of stock totaling $200 million during the quarter. At quarter end, the Company had $600 million of remaining capacity available under its current repurchase program.

•

As previously reported, the Company disposed of eight non-core assets during the quarter for $565 million and on October 30, 2019 also sold the Hyatt Regency Cambridge and the Sheraton San Diego Hotel & Marina for $297 million.

•

On September 26, 2019, the Company issued $650 million of 3⅜% Series H Senior Notes due 2029 for net proceeds of approximately $640 million. Subsequent to quarter end, the proceeds, along with cash on hand, were used to repay the $300 million of Series Z Senior Notes due 2021 and the $350 million of Series B Senior Notes due 2022.

(1)

NAREIT Funds From Operations (“FFO”) per diluted share, Adjusted FFO per diluted share, EBITDAre, Adjusted EBITDAre and comparable hotel results are non-GAAP (U.S. generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (“SEC”). See the Notes to Financial Information on why the Company believes these supplemental measures are useful, reconciliations to the most directly comparable GAAP measure, and the limitations on the use of these supplemental measures.

James F. Risoleo, President and Chief Executive Officer, said, “We remained focused on maximizing stockholder value on multiple fronts in the third quarter, during which we delivered 120 basis points of comparable hotel Total RevPAR growth, our strongest growth rate year-to-date. We continued to successfully execute our capital allocation strategy by selling $862 million of low RevPAR, high capital expenditure assets, including two assets subsequent to quarter end, while also repurchasing $200 million of stock in the third quarter.

We further strengthened our balance sheet by refinancing $650 million of Series Z and Series B bonds with the first green bond issuance in the lodging industry at the lowest effective bond pricing in our history. Finally, we’ve made significant progress on the Marriott transformational capital projects with work underway or expected to be completed on 13 of the 17 properties by year end. The timing of these projects has allowed us to minimize disruption by completing renovations in a softening economic environment, while leaving us well-positioned to make RevPAR yield index gains and deliver EBITDA growth in the future.”

Operating Performance

GAAP Metrics

•

Total revenues decreased 2.8% for the quarter and 0.7% year-to-date due to the net effect of acquisitions and dispositions, which led to a $60 million and $54 million reduction in revenues for the quarter and year-to-date, respectively, which was partially offset by the improvement in total revenues on a comparable hotel basis.

•

GAAP operating profit margin increased 1,800 basis points for the quarter and 710 basis points year-to-date, driven by an improvement of 1,960 basis points and 670 basis points for the quarter and year-to-date, respectively, due to a reduction in depreciation expense, as the third quarter 2018 depreciation expense included an impairment expense of $239 million.

•

Net income decreased by $6 million, to $372 million, for the quarter, and increased $6 million, to $851 million, year-to-date. For both the quarter and year-to-date, decreases in gain on sale of assets of $273 million and $331 million, respectively, were offset by the decline in depreciation expense which included the third quarter impairment expense described above. As described below, hotel operating results were little changed from prior year.

•	Diluted earnings per common share increased 18.6% and 7.5% for the quarter and year-to-date, respectively.

Other Metrics

•	Comparable hotel Total RevPAR on a constant dollar basis increased 1.2% and 0.5% for the quarter and year-to-date, respectively, due to improvement in food and beverage revenues and other revenues.
•

Comparable RevPAR on a constant dollar basis declined 0.2% for the quarter, driven by a  0.2% decline in average room rate. The decline includes an estimated 50 basis point decrease for the renovation disruption related to four comparable hotels affected by the Marriott transformational capital program in the quarter. Year-to-date, comparable RevPAR on a constant dollar basis declined 0.9% due to a 110 basis point decrease in occupancy, partially offset by a 0.5% increase in average room rate.

•	Comparable hotel EBITDA decreased by $5 million, or 1.9%, for the quarter and remained flat year-to-date.
•

Comparable hotel EBITDA margins declined 85 basis points for the quarter and 15 basis points year-to-date. The decline reflects the decrease in RevPAR, increases in wages and benefits, and a rebate received in the third quarter of 2018. However, margins continue to benefit from increases in ancillary revenues, synergies of the Marriott International merger with Starwood Hotels, and the receipt of operating profit guarantees from Marriott related to the transformational capital program.

•

Adjusted EBITDAre decreased $32 million for the quarter and $11 million year-to-date. The net effect of operations of properties acquired or disposed of in 2018 and 2019 reduced Adjusted EBITDAre for the quarter by $18 million and by $2 million year-to-date, in addition to a decrease of $13 million for the quarter and $36 million year-to-date due to the sale of the Company’s interest in the European Joint Venture in December 2018.

•	Adjusted FFO per diluted share decreased 5.4% for the quarter and increased 2.2% year-to-date.

Dispositions

During the third quarter, the Company sold the Courtyard Chicago Downtown/River North, Residence Inn Arlington Pentagon City, Scottsdale Marriott Suites Old Town, Scottsdale Marriott at McDowell Mountains, Costa Mesa Marriott, Atlanta Marriott Suites Midtown, The Westin Indianapolis and Chicago Marriott Suites O’Hare for a combined sales price of approximately $565 million. Subsequent to quarter end, the Company sold the Hyatt Regency Cambridge and the Sheraton San Diego Hotel & Marina for a combined sales price of $297 million. Year-to-date, the Company has sold 14 hotels for a total of $1.3 billion.

Capital Allocation

During the quarter, the Company invested approximately $152 million in capital expenditures, of which $89 million were return on investment (“ROI”) capital expenditures and $63 million were on renewal and replacement projects. Year-to-date, the Company has invested approximately $392 million in capital expenditures, of which $211 million were return on investment (“ROI”) capital expenditures and $181 million were on renewal and replacement projects.

For 2019, the Company expects capital expenditures of between $550 million and $590 million. This comprises between $315 million and $335 million in ROI projects and between $235 million and $255 million in renewal and replacement projects. The ROI projects include approximately $225 million that are part of the transformational capital program with Marriott International. Projects completed year-to-date include the Coronado Island Marriott Resort & Spa, New York Marriott Downtown and the San Francisco Marriott Marquis.

Share Repurchase Program and Dividends

During the third quarter, the Company repurchased 12.1 million shares at an average price of $16.51 per share through its common share repurchase program for a total of $200 million. Year-to-date, the Company has purchased 23.0 million shares at an average price of $17.36 per share for a total of $400 million. Under the share repurchase program, the common stock may be purchased from time to time, depending upon market conditions.

The Company paid a regular quarterly cash dividend of $0.20 per share on its common stock on October 15, 2019 to stockholders of record as of September 30, 2019. All future dividends, including any special dividends, are subject to approval by the Company’s Board of Directors.

Balance Sheet

At September 30, 2019, the Company had approximately $2 billion of unrestricted cash, not including $184 million in the FF&E escrow reserves and $1.5 billion of available capacity under the revolver portion of its credit facility. Total debt as of September 30, 2019 was $4.4 billion, with an average maturity of 5.2 years and an average interest rate of 4.1%.

During the quarter, the Company issued $650 million of 3 3/8% Series H Senior Notes due 2029. Following the repayment of the Series Z Senior Notes and Series B Senior Notes in October, total debt is $3.8 billion, the Company has no material debt maturities until 2023, and since June 30, 2019 has lowered its average interest rate by 40 basis points to 3.9% and extended its weighted average debt maturity to 5.7 years. The Company’s proforma debt maturity schedule remains balanced with no more than 7% of its debt, as a percent of total market capitalization, maturing in any given year. The Company’s cash activity after quarter end included the following, which includes $50 million in prepayment premiums on the senior notes, (in millions):

Cash and cash equivalents at September 30, 2019	$2,030
Proceeds from sale of Sheraton San Diego Hotel & Marina and Hyatt Regency Cambridge	296
Repayment of Series Z and Series B Senior Notes	(702)
Cash and cash equivalents adjusted for significant subsequent transactions	$1,624

2019 Outlook

For 2019, the Company’s forecast has been adjusted for the successful sale of the Hyatt Regency Cambridge and the Sheraton San Diego Hotel & Marina, subsequent to quarter end. The range provided for comparable hotel RevPAR guidance reflects an estimated 50 basis points of disruption impact from the incremental capital expenditures associated with the Marriott transformational capital program. However, the estimated effect to earnings caused by these expenditures is offset by the operating profit guarantees provided by Marriott. The Company expects to receive $23 million of operating profit guarantees in 2019, of which $10 million is included in comparable hotel EBITDA, to offset the disruption to operations caused by the incremental spend on those properties. The Company estimates its 2019 operating results as compared to the prior year will change in the following range:

	Previous Full Year 2019 Guidance	Current Full Year 2019 Guidance	Change in Full Year 2019 Guidance to the Mid-Point
Total comparable hotel RevPAR - Constant US$ (1)	(1.0)% to 0.0%	(1.0)% to (0.25)%	(12.5) bps
Total revenues under GAAP	(1.5)% to (0.5)%	(1.8)% to (0.9)%	(35) bps
Operating profit margin under GAAP	470 bps to 530 bps	480 bps to 510 bps	(5) bps
Comparable hotel EBITDA margins	(25) bps to 25 bps	(20) bps to 10 bps	(5) bps

__________

(1)

Forecast comparable hotel results include 72 hotels that are assumed will be classified as comparable as of December 31, 2019. See the 2019 Forecast Schedules for a listing of hotels excluded from the full year 2019 comparable hotel set.

Based upon the above parameters, the Company estimates its 2019 guidance as follows:

	Previous Full Year 2019 Guidance	Current Full Year 2019 Guidance	Change in Full Year 2019 Guidance to the Mid-Point
Net income (in millions)	$956 to $993	$912 to $935	$(51.0)
Adjusted EBITDAre (in millions)	$1,500 to $1,540	$1,505 to $1,530	$(2.5)
Diluted earnings per common share	$1.28 to $1.33	$1.23 to $1.26	$(.06)
NAREIT FFO per diluted share	$1.73 to $1.78	$1.67 to $1.70	$(.07)
Adjusted FFO per diluted share	$1.73 to $1.78	$1.75 to $1.78	$.01

See the 2019 Forecast Schedules and the Notes to Financial Information for other assumptions used in the forecasts and items that may affect forecast results.

About Host Hotels & Resorts

Host Hotels & Resorts, Inc. is an S&P 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 75 properties in the United States and five properties internationally totaling approximately 46,500 rooms. The Company also holds non-controlling interests in six domestic and one international joint ventures. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection®, Hyatt®, Fairmont®, Hilton®, Swissôtel®, ibis® and Novotel®, as well as independent brands. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include forecast results and are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: changes in national and local economic and business conditions and other factors such as natural disasters, pandemics and weather that will affect occupancy rates at our hotels and the demand for hotel products and services; the impact of geopolitical developments outside the U.S. on lodging demand; volatility in global financial and credit markets; operating risks associated with the hotel business; risks and limitations in our operating flexibility associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; risks associated with our relationships with property managers and joint venture partners; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; the effects of hotel renovations on our hotel occupancy and financial results; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; risks associated with our ability to complete acquisitions and dispositions and develop new properties and the risks that acquisitions and new developments may not perform in accordance with our expectations; our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to make special dividends; and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of November 5, 2019, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*

This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host Inc.,” is a self-managed and self-administered real estate investment trust that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1% of the partnership interests in Host LP held by outside partners as of September 30, 2019, which is non-controlling interests in Host LP in our consolidated balance sheets and is included in net income attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

2019 OPERATING RESULTS	PAGE NO.
Condensed Consolidated Balance Sheets (unaudited) September 30, 2019 and December 31, 2018	6
Condensed Consolidated Statements of Operations (unaudited) Quarter and Year-to-date Ended September 30, 2019 and 2018	7
Earnings per Common Share (unaudited) Quarter and Year-to-date Ended September 30, 2019 and 2018	8
Hotel Operating Data
Hotel Operating Data for Consolidated Hotels (by Location)	9

Schedule of Comparable Hotel Results	11
Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre	13
Reconciliation of Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share	14
2019 FORECAST INFORMATION
Reconciliation of Net Income to EBITDA, EBITDAre, and Adjusted EBITDAre and Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share for 2019 Forecasts	15
Schedule of Comparable Hotel Results for 2019 Forecasts	16
Notes to Financial Information	18

HOST HOTELS & RESORTS, INC.

Condensed Consolidated Balance Sheets

(unaudited, in millions, except shares and per share amounts)

	September 30, 2019	December 31, 2018

ASSETS
Property and equipment, net	$9,688	$9,760
Right-of-use assets(1)	549	—
Assets held for sale	349	281
Due from managers	104	71
Advances to and investments in affiliates	59	48
Furniture, fixtures and equipment replacement fund	184	213
Other	169	175
Cash and cash equivalents	2,030	1,542
Total assets	$13,132	$12,090

LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY
Debt (2)
Senior notes	$3,425	$2,782
Credit facility, including the term loans of $997 and $998, respectively	989	1,049
Other debt	28	6
Total debt	4,442	3,837
Lease liabilities(1)	558	—
Accounts payable and accrued expenses	277	293
Liabilities held for sale	38	—
Other	179	266
Total liabilities	5,494	4,396

Redeemable non-controlling interests - Host Hotels & Resorts, L.P.	133	128

Host Hotels & Resorts, Inc. stockholders’ equity:
Common stock, par value $.01, 1,050 million shares authorized, 718.5 million shares and 740.4 million shares issued and outstanding, respectively	7	7
Additional paid-in capital	7,762	8,156
Accumulated other comprehensive loss	(62)	(59)
Deficit	(208)	(610)
Total equity of Host Hotels & Resorts, Inc. stockholders	7,499	7,494
Non-redeemable non-controlling interests—other consolidated partnerships	6	72
Total equity	7,505	7,566
Total liabilities, non-controlling interests and equity	$13,132	$12,090
___________
(1)

On January 1, 2019, we adopted Accounting Standard Update No. 2016-02, Leases (Topic 842), as amended. The new standard requires that all leases, including operating leases, be recognized as lease assets and lease liabilities on the balance sheet. As a result, we have recognized right of use assets of $549 million and lease liabilities of $558 million as of September 30, 2019. The adoption did not affect our statement of operations.

(2)	Please see our Third Quarter 2019 Supplemental Financial Information for more detail on our debt balances.

HOST HOTELS & RESORTS, INC.

Condensed Consolidated Statements of Operations

(unaudited, in millions, except per share amounts)

	Quarter ended September 30,		Year-to-date ended September 30,
	2019	2018	2019	2018
Revenues
Rooms	$830	$874	$2,618	$2,691
Food and beverage	341	337	1,223	1,199
Other	91	88	294	273
Total revenues	1,262	1,299	4,135	4,163
Expenses
Rooms	221	234	664	696
Food and beverage	260	254	835	822
Other departmental and support expenses	320	321	981	972
Management fees	52	56	177	183
Other property-level expenses	85	90	268	287
Depreciation and amortization	165	412	501	779
Corporate and other expenses(1)	26	24	80	82
Gain on insurance and business interruption settlements	(4)	—	(4)	—
Total operating costs and expenses	1,125	1,391	3,502	3,821
Operating profit (loss)	137	(92)	633	342
Interest income	8	3	23	8
Interest expense	(46)	(45)	(132)	(134)
Gain on sale of assets	274	547	336	667
Gain (loss) on foreign currency transactions and derivatives	(1)	1	—	—
Equity in earnings of affiliates	4	6	13	25
Income before income taxes	376	420	873	908
Provision for income taxes	(4)	(42)	(22)	(63)
Net income	372	378	851	845
Less: Net income attributable to non-controlling interests	(4)	(56)	(11)	(61)
Net income attributable to Host Inc.	$368	$322	$840	$784
Basic and diluted earnings per common share	$.51	$.43	$1.14	$1.06
___________
(1)	Corporate and other expenses include the following items:
	Quarter ended September 30,		Year-to-date ended September 30,
	2019	2018	2019	2018
General and administrative costs	$22	$20	$69	$71
Non-cash stock-based compensation expense	4	4	11	11
Total	$26	$24	$80	$82

HOST HOTELS & RESORTS, INC.

Earnings per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended September 30,		Year-to-date ended September 30,
	2019	2018	2019	2018
Net income	$372	$378	$851	$845
Less: Net income attributable to non-controlling interests	(4)	(56)	(11)	(61)
Net income attributable to Host Inc.	$368	$322	$840	$784

Basic weighted average shares outstanding	725.5	739.9	735.0	739.6
Assuming distribution of common shares granted under the comprehensive stock plans, less shares assumed purchased at market	.3	.6	.4	.6
Diluted weighted average shares outstanding (1)	725.8	740.5	735.4	740.2
Basic and diluted earnings per common share	$.51	$.43	$1.14	$1.06
___________
(1)

Dilutive securities may include shares granted under comprehensive stock plans, preferred operating partnership units (“OP Units”) held by minority partners and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that were anti-dilutive for the period.

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels (1)

Comparable Hotels by Location in Constant US$

	As of September 30, 2019		Quarter ended September 30, 2019				Quarter ended September 30, 2018
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Maui/Oahu	3	1,682	$354.84	91.9%	$326.13	$498.71	$344.07	89.9%	$309.41	$467.05	5.4%	6.8%
Jacksonville	1	446	363.69	69.0	251.05	516.90	360.43	77.7	280.14	604.87	(10.4)	(14.5)
New York	3	4,259	271.11	92.0	249.40	341.59	279.01	90.2	251.60	349.44	(0.9)	(2.2)
Phoenix	3	1,654	197.07	57.9	114.19	287.59	180.36	63.3	114.20	270.35	—	6.4
Washington, D.C. (CBD)	5	3,238	211.15	84.4	178.19	254.63	205.95	83.7	172.41	239.43	3.4	6.4
Florida Gulf Coast	3	940	212.88	64.4	137.03	246.66	205.16	61.6	126.32	227.56	8.5	8.4
Los Angeles	4	1,726	238.54	87.3	208.32	303.73	238.09	87.2	207.53	300.81	0.4	1.0
Boston	4	3,185	243.62	91.4	222.58	293.17	249.19	91.1	227.10	291.81	(2.0)	0.5
Seattle	2	1,315	260.45	90.2	234.96	291.64	280.39	92.6	259.59	318.83	(9.5)	(8.5)
San Diego	4	4,341	235.94	84.9	200.22	347.13	239.77	85.0	203.73	338.42	(1.7)	2.6
San Francisco/San Jose	5	2,353	237.15	81.8	193.89	261.50	235.07	87.2	205.07	269.79	(5.4)	(3.1)
Philadelphia	2	810	207.13	88.2	182.60	295.52	204.34	85.9	175.60	291.59	4.0	1.3
Orange County	2	925	207.20	82.8	171.54	273.03	207.97	82.5	171.54	269.20	—	1.4
Chicago	4	1,800	220.91	85.5	188.78	264.29	228.65	87.8	200.81	262.54	(6.0)	0.7
Atlanta	4	1,682	168.37	85.6	144.09	219.82	183.41	77.8	142.74	214.39	0.9	2.5
New Orleans	1	1,333	156.82	77.0	120.78	175.05	138.93	73.9	102.70	153.27	17.6	14.2
Northern Virginia	3	1,252	199.70	72.7	145.09	217.46	195.16	71.8	140.21	218.31	3.5	(0.4)
San Antonio	1	512	163.90	77.4	126.91	168.52	171.79	72.4	124.29	166.99	2.1	0.9
Denver	3	1,340	184.28	84.5	155.64	218.16	175.61	85.4	150.02	211.80	3.7	3.0
Miami	2	843	123.77	73.9	91.44	126.89	119.78	73.0	87.49	121.12	4.5	4.8
Houston	4	1,716	170.32	67.0	114.07	159.84	170.82	67.1	114.70	159.57	(0.5)	0.2
Orlando	1	2,004	155.29	59.2	91.97	231.78	150.91	64.1	96.80	238.77	(5.0)	(2.9)
Other	6	2,509	173.28	81.0	140.40	198.24	163.93	83.0	136.07	195.24	3.2	1.5
Domestic	70	41,865	223.28	81.7	182.36	276.71	223.35	81.9	182.93	273.77	(0.3)	1.1

International	5	1,499	159.14	75.9	120.86	166.88	163.65	70.9	116.08	155.89	4.1	7.0
All Locations - Constant US$	75	43,364	221.21	81.5	180.24	272.92	221.56	81.5	180.61	269.69	(0.2)	1.2

All Owned Hotels in Constant US$ (2)

	As of September 30, 2019		Quarter ended September 30, 2019				Quarter ended September 30, 2018
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Comparable Hotels	75	43,364	$221.21	81.5%	$180.24	$272.92	$221.56	81.5%	$180.61	$269.69	(0.2)%	1.2%
Non-comparable Hotels (Pro forma)	7	4,807	304.22	75.2	228.73	355.30	289.59	76.2	220.75	333.02	3.6	6.7
All Hotels	82	48,171	228.98	80.8	185.11	281.20	227.99	81.0	184.65	276.06	0.3	1.9

Comparable Hotels in Nominal US$

	As of September 30, 2019		Quarter ended September 30, 2019				Quarter ended September 30, 2018
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
International	5	1,499	$159.14	75.9%	$120.86	$166.88	$165.21	70.9%	$117.20	$157.38	3.1%	6.0%
Domestic	70	41,865	223.28	81.7	182.36	276.71	223.35	81.9	182.93	273.77	(0.3)	1.1
All Locations	75	43,364	221.21	81.5	180.24	272.92	221.60	81.5	180.65	269.75	(0.2)	1.2

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels (1)

Comparable Hotels by Location in Constant US$

	As of September 30, 2019		Year-to-date ended September 30, 2019				Year-to-date ended September 30, 2018
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Maui/Oahu	3	1,682	$369.14	91.2%	$336.78	$515.00	$360.97	91.0%	$328.41	$497.81	2.5%	3.5%
Jacksonville	1	446	383.37	77.2	296.02	652.91	373.17	77.9	290.68	636.50	1.8	2.6
New York	3	4,259	268.50	83.0	222.99	329.67	279.51	86.3	241.30	353.53	(7.6)	(6.7)
Phoenix	3	1,654	292.22	71.7	209.42	472.19	271.38	73.1	198.34	431.59	5.6	9.4
Washington, D.C. (CBD)	5	3,238	246.65	83.1	204.99	293.15	248.62	81.8	203.28	285.16	0.8	2.8
Florida Gulf Coast	3	940	273.15	74.9	204.59	375.07	266.35	72.9	194.20	353.39	5.3	6.1
Los Angeles	4	1,726	230.36	87.6	201.87	297.83	232.82	88.6	206.29	301.32	(2.1)	(1.2)
Boston	4	3,185	237.01	82.6	195.81	268.56	235.72	83.7	197.34	265.35	(0.8)	1.2
Seattle	2	1,315	231.59	84.3	195.17	256.01	248.28	85.5	212.25	276.50	(8.0)	(7.4)
San Diego	4	4,341	236.69	81.5	192.90	345.20	234.70	83.8	196.79	338.84	(2.0)	1.9
San Francisco/San Jose	5	2,353	240.77	79.6	191.72	260.86	230.22	84.2	193.86	265.58	(1.1)	(1.8)
Philadelphia	2	810	216.10	85.4	184.46	301.70	207.10	86.2	178.43	295.01	3.4	2.3
Orange County	2	925	199.26	80.4	160.27	264.63	201.82	80.5	162.45	261.90	(1.3)	1.0
Chicago	4	1,800	207.76	76.2	158.28	224.27	214.14	79.2	169.50	230.06	(6.6)	(2.5)
Atlanta	4	1,682	193.72	79.7	154.41	241.44	187.34	78.4	146.83	231.77	5.2	4.2
New Orleans	1	1,333	188.24	79.9	150.35	219.33	178.86	80.6	144.23	206.59	4.2	6.2
Northern Virginia	3	1,252	208.03	72.1	150.02	245.90	203.30	73.4	149.26	250.07	0.5	(1.7)
San Antonio	1	512	186.29	78.3	145.78	198.15	192.78	75.5	145.47	194.45	0.2	1.9
Denver	3	1,340	175.15	76.3	133.61	195.92	167.17	78.1	130.63	188.15	2.3	4.1
Miami	2	843	162.96	80.2	130.67	180.26	159.30	80.7	128.63	178.90	1.6	0.8
Houston	4	1,716	178.46	72.4	129.22	184.58	176.15	72.8	128.23	188.05	0.8	(1.8)
Orlando	1	2,004	182.58	69.5	126.97	303.48	185.03	73.5	136.06	311.50	(6.7)	(2.6)
Other	6	2,509	172.53	79.1	136.41	193.77	168.87	79.5	134.31	194.29	1.6	(0.3)
Domestic	70	41,865	232.30	80.0	185.85	293.54	231.03	81.3	187.90	292.17	(1.1)	0.5

International	5	1,499	154.30	71.1	109.74	159.00	154.55	66.5	102.82	151.78	6.7	4.8
All Locations - Constant US$	75	43,364	229.90	79.7	183.22	288.89	228.85	80.8	184.96	287.31	(0.9)	0.5

All Owned Hotels in Constant US$ (2)

	As of September 30, 2019		Year-to-date ended September 30, 2019				Year-to-date ended September 30, 2018
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Comparable Hotels	75	43,364	$229.90	79.7%	$183.22	$288.89	$228.85	80.8%	$184.96	$287.31	(0.9)%	0.5%
Non-comparable Hotels (Pro forma)	7	4,807	356.31	78.3	279.11	449.49	340.27	81.6	277.73	437.53	0.5	2.7
All Hotels	82	48,171	242.42	79.6	192.87	305.05	240.16	80.9	194.29	302.42	(0.7)	0.9

Comparable Hotels in Nominal US$

	As of September 30, 2019		Year-to-date ended September 30, 2019				Year-to-date ended September 30, 2018
	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
International	5	1,499	$154.30	71.1%	$109.74	$159.00	$161.22	66.5%	$107.26	$158.21	2.3%	0.5%
Domestic	70	41,865	232.30	80.0	185.85	293.54	231.03	81.3	187.90	292.17	(1.1)	0.5
All Locations	75	43,364	229.90	79.7	183.22	288.89	229.04	80.8	185.11	287.54	(1.0)	0.5

___________

(1)

See the Notes to Financial Information for a discussion of comparable hotel operating statistics and constant US$ presentation. Nominal US$ results include the effect of currency fluctuations, consistent with our financial statement presentation. CBD of a location refers to the central business district.

(2)

Operating statistics are presented for all consolidated properties owned as of September 30, 2019 and do not include the results of operations for properties sold in 2019 or 2018. Additionally, all owned hotel operating statistics include hotels that we did not own for the entirety of the periods presented and properties that are undergoing large-scale capital projects during the periods presented and, therefore, are not considered comparable hotel information upon which we usually evaluate our performance. Specifically, comparable RevPAR is calculated as room revenues divided by the available room nights, which will rarely vary on a year-over-year basis. Conversely, the available room nights included in the non-comparable RevPAR statistic will vary widely based on the timing of hotel closings, the scope of a capital project, or the development of a new property. Comparable Total RevPAR is calculated by dividing the sum of rooms, food and beverage and other revenues by the available room nights. See the Notes to Financial Information – Comparable Hotel Operating Statistics for further information on these pro forma statistics and the limitations on their use.

•

Non-comparable hotels (pro forma) - This represents three hotels under significant renovations in 2018 and 2019, and four hotels acquired in 2018 and 2019, which are presented on a pro forma basis assuming we owned the hotels as of January 1, 2018 and includes historical operating data for periods prior to our ownership. As a result, the RevPAR increase of 3.6% and 0.5% for the quarter and year-to-date, respectively, for these seven hotels is considered non-comparable.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Results (1)

(unaudited, in millions, except hotel statistics)

	Quarter ended September 30,		Year-to-date ended September 30,
	2019	2018	2019	2018
Number of hotels	75	75	75	75
Number of rooms	43,364	43,364	43,364	43,364
Change in comparable hotel Total RevPAR -
Constant US$	1.2%	—	0.5%	—
Nominal US$	1.2%	—	0.5%	—
Change in comparable hotel RevPAR -
Constant US$	(0.2)%	—	(0.9)%	—
Nominal US$	(0.2)%	—	(1.0)%	—
Operating profit (loss) margin (2)	10.9%	(7.1)%	15.3%	8.2%
Comparable hotel EBITDA margin (2)	26.5%	27.35%	29.1%	29.25%
Food and beverage profit margin (2)	23.8%	24.6%	31.7%	31.4%
Comparable hotel food and beverage profit margin (2)	25.9%	27.1%	32.6%	33.1%

Net income	$372	$378	$851	$845
Depreciation and amortization	165	412	501	779
Interest expense	46	45	132	134
Provision for income taxes	4	42	22	63
Gain on sale of property and corporate level income/expense	(259)	(533)	(292)	(618)
Non-comparable hotel results, net (3)	(39)	(50)	(218)	(207)
Comparable hotel EBITDA	$289	$294	$996	$996

	Quarter ended September 30, 2019				Quarter ended September 30, 2018
		Adjustments				Adjustments
	GAAP Results	Non-comparable hotel results, net (3)	Depreciation and corporate level items	Comparable Hotel Results	GAAP Results	Non-comparable hotel results, net (3)	Depreciation and corporate level items	Comparable Hotel Results
Revenues
Room	$830	$(111)	$—	$719	$874	$(153)	$—	$721
Food and beverage	341	(44)	—	297	337	(47)	—	290
Other	91	(18)	—	73	88	(23)	—	65
Total revenues	1,262	(173)	—	1,089	1,299	(223)	—	1,076
Expenses
Room	221	(34)	—	187	234	(46)	—	188
Food and beverage	260	(40)	—	220	254	(42)	—	212
Other	457	(64)	—	393	467	(85)	—	382
Depreciation and amortization	165	—	(165)	—	412	—	(412)	—
Corporate and other expenses	26	—	(26)	—	24	—	(24)	—
Gain on insurance and business interruption settlements	(4)	4	—	—	—	—	—	—
Total expenses	1,125	(134)	(191)	800	1,391	(173)	(436)	782
Operating Profit - Comparable Hotel EBITDA	$137	$(39)	$191	$289	$(92)	$(50)	$436	$294

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Results (1)

(unaudited, in millions, except hotel statistics)

	Year-to-date ended September 30, 2019				Year-to-date ended September 30, 2018
		Adjustments				Adjustments
	GAAP Results	Non-comparable hotel results, net (3)	Depreciation and corporate level items	Comparable Hotel Results	GAAP Results	Non-comparable hotel results, net (3)	Depreciation and corporate level items	Comparable Hotel Results
Revenues
Room	$2,618	$(449)	$—	$2,169	$2,691	$(500)	$—	$2,191
Food and beverage	1,223	(197)	—	1,026	1,199	(182)	—	1,017
Other	294	(69)	—	225	273	(77)	—	196
Total revenues	4,135	(715)	—	3,420	4,163	(759)	—	3,404
Expenses
Room	664	(115)	—	549	696	(141)	—	555
Food and beverage	835	(143)	—	692	822	(141)	—	681
Other	1,426	(243)	—	1,183	1,442	(270)	—	1,172
Depreciation and amortization	501	—	(501)	—	779	—	(779)	—
Corporate and other expenses	80	—	(80)	—	82	—	(82)	—
Gain on insurance and business interruption settlements	(4)	4	—	—	—	—	—	—
Total expenses	3,502	(497)	(581)	2,424	3,821	(552)	(861)	2,408
Operating Profit - Comparable Hotel EBITDA	$633	$(218)	$581	$996	$342	$(207)	$861	$996
___________

(1)

See the Notes to Financial Information for a discussion of non-GAAP measures and the calculation of comparable hotel results. For additional information on comparable hotel EBITDA by location, see the Third Quarter 2019 Supplemental Financial Information posted on our website.

(2)

Profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP profit margins are calculated using amounts presented in the condensed consolidated statements of operations. Comparable hotel margins are calculated using amounts presented in the above tables.

(3)

Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels and sold hotels, which operations are included in our condensed consolidated statements of operations as continuing operations, (ii) gains on insurance settlements and business interruption proceeds, and (iii) the results of our office buildings and other non-hotel income.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to

EBITDA, EBITDAre and Adjusted EBITDAre (1)

(unaudited, in millions)

	Quarter ended September 30,		Year-to-date ended September 30,
	2019	2018	2019	2018
Net income	$372	$378	$851	$845
Interest expense	46	45	132	134
Depreciation and amortization	159	173	495	519
Income taxes	4	42	22	63
EBITDA	581	638	1,500	1,561
Gain on dispositions (2)	(273)	(546)	(332)	(665)
Non-cash impairment expense	6	239	6	260
Equity investment adjustments:
Equity in earnings of Euro JV (3)	—	(3)	—	(11)
Equity in earnings of affiliates other than Euro JV	(4)	(3)	(13)	(14)
Pro rata EBITDAre of Euro JV (3)	—	13	—	36
Pro rata EBITDAre of equity investments other than Euro JV	6	6	22	23
EBITDAre	316	344	1,183	1,190
Adjustments to EBITDAre:
Gain on property insurance settlement	(4)	—	(4)	—
Adjusted EBITDAre	$312	$344	$1,179	$1,190
___________
(1)	See the Notes to Financial Information for discussion of non-GAAP measures.
(2)	Reflects the sale of 12 hotels in 2019 and the sale of the New York Marriott Marquis Retail and four hotels in 2018.
(3)	Represents our share of earnings and pro rata EBITDAre from the European Joint Venture (“Euro JV”). We sold our interest on December 21, 2018.

HOST HOTELS & RESORTS, INC.

Reconciliation of Diluted Earnings per Common Share to

NAREIT and Adjusted Funds From Operations per Diluted Share (1)

(unaudited, in millions, except per share amounts)

	Quarter ended September 30,		Year-to-date ended September 30,
	2019	2018	2019	2018
Net income	$372	$378	$851	$845
Less: Net income attributable to non-controlling interests	(4)	(56)	(11)	(61)
Net income attributable to Host Inc.	368	322	840	784
Adjustments:
Gain on dispositions (2)	(273)	(546)	(332)	(665)
Tax on dispositions	(3)	29	(3)	29
Gain on property insurance settlement	(4)	—	(4)	—
Depreciation and amortization	159	171	493	515
Non-cash impairment expense	6	239	6	260
Equity investment adjustments:
Equity in earnings of affiliates	(4)	(6)	(13)	(25)
Pro rata FFO of equity investments	3	12	16	44
Consolidated partnership adjustments:
FFO adjustment for non-controlling partnerships	—	53	1	52
FFO adjustments for non-controlling interests of Host L.P.	1	1	(2)	(2)
NAREIT FFO (3)	253	275	1,002	992
Adjustments to NAREIT FFO:
Loss on debt extinguishment	4	—	4	—
Adjusted FFO	$257	$275	$1,006	$992

For calculation on a per share basis (4):

Diluted weighted average shares outstanding - EPS, NAREIT FFO and Adjusted FFO	725.8	740.5	735.4	740.2
Diluted earnings per common share	$.51	$.43	$1.14	$1.06
NAREIT FFO per diluted share	$.35	$.37	$1.36	$1.34
Adjusted FFO per diluted share	$.35	$.37	$1.37	$1.34
___________
(1-2)	Refer to the corresponding footnote on the Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre.
(3)

Effective January 1, 2019, we adopted NAREIT’s Funds From Operations White Paper – 2018 Restatement. The adoption did not result in a change in the way we calculate NAREIT FFO. See the Notes to Financial Information for a description of NAREIT FFO.

(4)

Diluted earnings per common share, NAREIT FFO per diluted share and Adjusted FFO per diluted share are adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP units held by non-controlling partners and other non-controlling interests that have the option to convert their limited partnership interests to common OP units. No effect is shown for securities if they are anti-dilutive.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, EBITDAre, and Adjusted EBITDAre and

Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share for 2019 Forecasts (1)

(unaudited, in millions, except per share amounts)

	Full Year 2019
	Low-end of range	High-end of range
Net income	$912	$935
Interest expense	223	223
Depreciation and amortization	652	652
Income taxes	27	29
EBITDA	1,814	1,839
Gain on dispositions	(332)	(332)
Non-cash impairment expense(2)	14	14
Equity investment adjustments:
Equity in earnings of affiliates	(14)	(14)
Pro rata EBITDAre of equity investments	27	27
EBITDAre	1,509	1,534
Adjustments to EBITDAre:
Gain on property insurance settlement	(4)	(4)
Adjusted EBITDAre	$1,505	$1,530

	Full Year 2019
	Low-end of range	High-end of range
Net income	$912	$935
Less: Net income attributable to non-controlling interests	(12)	(12)
Net income attributable to Host Inc.	900	923
Adjustments:
Gain on dispositions	(332)	(332)
Tax on dispositions	(3)	(3)
Gain on property insurance settlement	(4)	(4)
Depreciation and amortization	650	650
Non-cash impairment expense	6	6
Equity investment adjustments:
Equity in earnings of affiliates	(14)	(14)
Pro rata FFO of equity investments	19	19
Consolidated partnership adjustments:
FFO adjustment for non-controlling interests of Host LP	(3)	(3)
NAREIT FFO	1,219	1,242
Adjustments to NAREIT FFO:
Loss on extinguishment of debt	58	58
Income attributable to non-controlling interests	(1)	(1)
Adjusted FFO	$1,276	$1,299

Weighted average diluted shares - EPS, NAREIT FFO and Adjusted FFO	730.8	730.8
Diluted earnings per common share	$1.23	$1.26
NAREIT FFO per diluted share	$1.67	$1.70
Adjusted FFO per diluted share	$1.75	$1.78
___________

(1)	The forecasts are based on the below assumptions:
•

Total comparable hotel RevPAR in constant US$ will decrease 1.0% to 0.25% for the low and high end of the forecast range, which excludes the effect of changes in foreign currency. However, the effect of estimated changes in foreign currency has been reflected in the forecast of net income, EBITDA, diluted earnings per common share and Adjusted FFO per diluted share.

•	Comparable hotel EBITDA margins will decrease 20 basis points or increase 10 basis points for the low and high ends of the forecasted RevPAR range, respectively.
•	We expect to spend approximately $315 million to $335 million on ROI capital expenditures and approximately $235 million to $255 million on renewal and replacement capital expenditures.

(2)     Includes impairment on the existing corporate office lease related to the move to a new corporate headquarters in the fourth quarter.

For a discussion of additional items that may affect forecasted results, see the Notes to Financial Information.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Results

for 2019 Forecasts (1)

(unaudited, in millions, except hotel statistics)

			Full Year 2019
			Low-end of range	High-end of range
Operating profit margin (2)			14.4%	14.7%
Comparable hotel EBITDA margin (3)			28.9%	29.2%

Net income			$912	$935
Depreciation and amortization			666	666
Interest expense			223	223
Provision for income taxes			27	29
Gain on sale of property and corporate level income/expense			(273)	(273)
Non-comparable hotel results, net (4)			(295)	(296)
Comparable hotel EBITDA			$1,260	$1,284

	Low-end of range
		Adjustments
	GAAP Results	Non-comparable hotel results, net (4)	Depreciation and corporate level items	Comparable Hotel Results
Revenues
Rooms	$3,418	$(663)	$—	$2,755
Food and beverage	1,626	(300)	—	1,326
Other	383	(101)	—	282
Total revenues	5,427	(1,064)	—	4,363
Expenses
Hotel expenses	3,876	(773)	—	3,103
Depreciation	666	—	(666)	—
Corporate and other expenses	109	—	(109)	—
Gain on insurance and business interruption settlements	(4)	4	—	—
Total expenses	4,647	(769)	(775)	3,103
Operating Profit - Comparable Hotel EBITDA	$780	$(295)	$775	$1,260

	High-end of range
		Adjustments
	GAAP Results	Non-comparable hotel results, net (4)	Depreciation and corporate level items	Comparable Hotel Results
Revenues
Rooms	$3,443	$(667)	$—	$2,776
Food and beverage	1,638	(302)	—	1,336
Other	396	(104)	—	292
Total revenues	5,477	(1,073)	—	4,404
Expenses
Hotel expenses	3,901	(781)	—	3,120
Depreciation and amortization	666	—	(666)	—
Corporate and other expenses	109	—	(109)	—
Gain on insurance and business interruption settlements	(4)	4	—	—
Total expenses	4,672	(777)	(775)	3,120
Operating Profit - Comparable Hotel EBITDA	$805	$(296)	$775	$1,284
___________

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Results

for 2019 Forecasts (1) (cont.)

(unaudited, in millions, except hotel statistics)

(1)

Forecast comparable hotel results include 72 hotels (of our 82 hotels owned at September 30, 2019) that we have assumed will be classified as comparable as of December 31, 2019. See “Comparable Hotel Operating Statistics” in the Notes to Financial Information. No assurances can be made as to the hotels that will be in the comparable hotel set for 2019. Also, see the notes to the “Reconciliation of Net Income to EBITDA, EBITDAre, and Adjusted EBITDAre and Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share for 2019 Forecasts” for other forecast assumptions and further discussion of transactions affecting our comparable hotel set.

(2)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the condensed consolidated statements of operations.
(3)	Comparable hotel EBITDA margin is calculated as the comparable hotel EBITDA divided by the comparable hotel revenues per the tables above.
(4)

Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels and sold hotels, which operations are included in our condensed consolidated statements of operations as continuing operations, (ii) gains on insurance settlements and business interruption proceeds, and (iii) the results of our office spaces and other non-hotel income. The following hotels are expected to be non-comparable for full-year forecast:

Acquisitions:
•	Andaz Maui at Wailea Resort (acquired in March 2018)
•	Grand Hyatt San Francisco (acquired in March 2018)
•	Hyatt Regency Coconut Point Resort and Spa (acquired in March 2018)
•	1 Hotel South Beach (acquired in February 2019)

Renovations:
•	The Ritz-Carlton, Naples (business disruption beginning in the second quarter of 2018)
•	San Francisco Marriott Marquis (business disruption beginning in the third quarter of 2018)
•	San Antonio Marriott Rivercenter (business disruption beginning in the second quarter of 2019)
•	Minneapolis Marriott City Center (business disruption beginning in the fourth quarter of 2019)

Dispositions or properties under contract (includes forecast or actual results from January 1, 2019 through the anticipated or actual sale date):
•	The Westin New York Grand Central (sold January 9, 2019)
•	The Westin Mission Hills Golf Resort & Spa (sold April 2, 2019)
•	Washington Dulles Airport Marriott (sold June 7, 2019)
•	Newport Beach Marriott Bayview (sold June 12, 2019)
•	Courtyard Chicago Downtown/River North (sold July 1, 2019)
•	Residence Inn Arlington Pentagon City (sold July 1, 2019)
•	Chicago Marriott Suites O’Hare (sold August 6, 2019)
•	The Westin Indianapolis (sold August 8, 2019)
•	Scottsdale Marriott Suites Old Town (sold August 9, 2019)
•	Scottsdale Marriott at McDowell Mountains (sold August 9, 2019)
•	Costa Mesa Marriott (sold August 9, 2019)
•	Atlanta Marriott Suites Midtown (sold August 9, 2019)
•	Hyatt Regency Cambridge (sold October 30, 2019)
•	Sheraton San Diego Hotel & Marina (sold October 30, 2019)

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

Forecasts

Our forecast of diluted earnings per common share, NAREIT and Adjusted FFO per diluted share, EBITDA, EBITDAre, Adjusted EBITDAre and comparable hotel results are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: potential changes in overall economic outlook make it inherently difficult to forecast the level of RevPAR and margin growth; the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC.

Comparable Hotel Operating Statistics

To facilitate a quarter-to-quarter comparison of our operations, we present certain operating statistics (i.e., Total RevPAR, RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, hotel EBITDA and associated margins) for the periods included in this report on a comparable hotel basis in order to enable our investors to better evaluate our operating performance.

Because these statistics and operating results relate only to our hotel properties, they exclude results for our non-hotel properties and other real estate investments. We define our comparable hotels as properties:

(i) that are owned or leased by us and the operations of which are included in our consolidated results for the entirety of the reporting periods being compared; and

(ii) that have not sustained substantial property damage or business interruption, or undergone large-scale capital projects (as further defined below) during the reporting periods being compared.

The hotel business is capital-intensive and renovations are a regular part of the business. Generally, hotels under renovation remain comparable hotels. A large scale capital project that would cause a hotel to be excluded from our comparable hotel set is an extensive renovation of several core aspects of the hotel, such as rooms, meeting space, lobby, bars, restaurants and other public spaces. Both quantitative and qualitative factors are taken into consideration in determining if the renovation would cause a hotel to be removed from the comparable hotel set, including unusual or exceptional circumstances such as: a reduction or increase in room count, rebranding, a significant alteration of the business operations, or the closing of the hotel during the renovation.

We do not include an acquired hotel in our comparable hotel set until the operating results for that hotel have been included in our consolidated results for one full calendar year. For example, we acquired the 1 Hotel South Beach in February 2019. The hotel will not be included in our comparable hotels until January 1, 2021. Hotels that we sell are excluded from the comparable hotel set once the transaction has closed. Similarly, hotels are excluded from our comparable hotel set from the date that they sustain substantial property damage or business interruption or commence a large-scale capital project. In each case, these hotels are returned to the comparable hotel set when the operations of the hotel have been included in our consolidated results for one full calendar year after completion of the repair of the property damage or cessation of the business interruption, or the completion of large-scale capital projects, as applicable.

Of the 82 hotels that we owned on September 30, 2019, 75 have been classified as comparable hotels. The operating results of the following hotels that we owned as of September 30, 2019 are excluded from comparable hotel results for these periods:

•	Andaz Maui at Wailea Resort (acquired in March 2018);
•	Grand Hyatt San Francisco (acquired in March 2018);
•	Hyatt Regency Coconut Point Resort and Spa (acquired in March 2018);
•	1 Hotel South Beach (acquired in February 2019);
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The Ritz-Carlton, Naples, removed in the second quarter of 2018 (business disruption due to extensive renovations including restoration of the façade that required closure of the hotel for over two months, coordinated with renovation and expansion of restaurant areas and renovation to the spa and ballrooms);

•	San Francisco Marriott Marquis, removed in the third quarter of 2018 (business disruption due to renovations of guestrooms, ballrooms, meeting space, and extensive renovations of the main lobby); and
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San Antonio Marriott Rivercenter, removed in the second quarter of 2019 (business disruption due to renovations of guestrooms, conversion of public areas into meeting space, and an extensive repositioning of the lobby area).

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

The operating results of 16 hotels disposed of in 2018 and the first three quarters of 2019 are not included in comparable hotel results for the periods presented herein. These operations are also excluded from the hotel operating data for all owned hotels on pages 9 and 10.

Operating statistics for the non-comparable hotels listed above are included in the hotel operating data for all owned hotels. By definition, the RevPAR results for these properties are not comparable due to the reasons listed above, and, therefore, are not indicative of the overall trends for our portfolio. The operating results for the four hotels acquired in 2018 and 2019 are included in the all owned hotel operating data on a pro forma basis, which includes operating results assuming the hotels were owned as of January 1, 2018 and based on actual results obtained from the manager for periods prior to our ownership. For these hotels, since the year-over-year comparison includes periods prior to our ownership, the changes will not necessarily correspond to changes in our actual results. All owned hotel operating statistics are provided for completeness and to show the difference between our comparable hotel information (upon which we usually evaluate performance) and all of our hotels, including non-comparable hotels. Also, while they may not be illustrative of trends (as compared to comparable hotel operating statistics), changes in all owned hotel statistics will have an effect on our overall revenues.

Constant US$ and Nominal US$

Operating results denominated in foreign currencies are translated using the prevailing exchange rates on the date of the transaction, or monthly based on the weighted average exchange rate for the period. For comparative purposes, we also present the RevPAR results for the prior year assuming the results of our foreign operations were translated using the same exchange rates that were effective for the comparable periods in the current year, thereby eliminating the effect of currency fluctuation for the year-over-year comparisons. For the full year forecast results, we use the applicable forward currency curve (as published by Bloomberg L.P.) for each monthly period to estimate forecast foreign operations in U.S. dollars and have restated the prior year RevPAR results using the same forecast exchange rates to estimate year-over-year growth in RevPAR in constant US$. We believe this presentation is useful to investors as it shows growth in RevPAR in the local currency of the hotel consistent with how we would evaluate our domestic portfolio. However, the estimated effect of changes in foreign currency has been reflected in the actual and forecast results of net income, EBITDA, Adjusted EBITDAre, diluted earnings per common share and Adjusted FFO per diluted share. Nominal US$ results include the effect of currency fluctuations, consistent with our financial statement presentation.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA, (iii) EBITDAre and Adjusted EBITDAre and (iv) Comparable Hotel Property Level Operating Results. The following discussion defines these measures and presents why we believe they are useful supplemental measures of our performance.

NAREIT FFO and NAREIT FFO per Diluted Share

We present NAREIT FFO and NAREIT FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate NAREIT FFO per diluted share as our NAREIT FFO (defined as set forth below) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period, in accordance with NAREIT guidelines. Effective January 1, 2019, we adopted NAREIT’s definition of FFO included in NAREIT’s Funds From Operations White Paper – 2018 Restatement. The adoption did not result in a change in the way we calculate NAREIT FFO. NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments and adjustments for consolidated partially-owned entities and unconsolidated affiliates. Adjustments for consolidated partially-owned entities and unconsolidated affiliates are calculated to reflect our pro rata share of the FFO of those entities on the same basis.

We believe that NAREIT FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of NAREIT FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization, impairments and gains and losses from sales of depreciable real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe that such measures can facilitate comparisons of operating performance between periods and with other REITs, even though NAREIT FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its Funds From Operations White Paper – 2018 Restatement, the primary purpose for including FFO as a supplemental measure of operating performance of a REIT is to address the artificial nature of historical cost depreciation and amortization of real estate and real estate-related assets mandated by GAAP. For these reasons, NAREIT adopted the FFO metric in order to promote a uniform industry-wide measure of REIT operating performance.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

Adjusted FFO per Diluted Share

We also present Adjusted FFO per diluted share when evaluating our performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. Management historically has made the adjustments detailed below in evaluating our performance, in our annual budget process and for our compensation programs. We believe that the presentation of Adjusted FFO per diluted share, when combined with both the primary GAAP presentation of earnings per share and FFO per diluted share as defined by NAREIT, provides useful supplemental information that is beneficial to an investor’s understanding of our operating performance. We adjust NAREIT FFO per diluted share for the following items, which may occur in any period, and refer to this measure as Adjusted FFO per diluted share:

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Gains and Losses on the Extinguishment of Debt – We exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of the write-off of deferred financing costs associated with the original issuance of the debt being redeemed or retired and incremental interest expense incurred during the refinancing period. We also exclude the gains on debt repurchases and the original issuance costs associated with the retirement of preferred stock. We believe that these items are not reflective of our ongoing finance costs.

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Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.

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Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance.

In unusual circumstances, we may also adjust NAREIT FFO for gains or losses that management believes are not representative of the Company’s current operating performance. For example, in 2017, as a result of the reduction of corporate income tax rates from 35% to 21% caused by the Tax Cuts and Jobs Act, we remeasured our domestic deferred tax assets as of December 31, 2017 and recorded a one-time adjustment to reduce the deferred tax assets and increase the provision for income taxes by approximately $11 million. We do not consider this adjustment to be reflective of our on-going operating performance and therefore excluded this item from Adjusted FFO.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners that are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Adjusted FFO per diluted share, it is widely used by management in the annual budget process and for our compensation programs.

EBITDAre and Adjusted EBITDAre

We present EBITDAre in accordance with NAREIT guidelines, as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate,” to provide an additional performance measure to facilitate the evaluation and comparison of the Company’s results with other REITs. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s understanding of our operating performance. Adjusted EBITDAre also is similar to the measure used to calculate certain credit ratios for our credit facility and senior notes. We adjust EBITDAre for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDAre:

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Property Insurance Gains – We exclude the effect of property insurance gains reflected in our consolidated statements of operations because we believe that including them in Adjusted EBITDAre is not consistent with reflecting the ongoing performance of our assets. In addition, property insurance gains could be less important to investors given that the depreciated asset book value written off in connection with the calculation of the property insurance gain often does not reflect the market value of real estate assets.

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Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

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Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance.

In unusual circumstances, we also may adjust EBITDAre for gains or losses that management believes are not representative of the Company’s current operating performance. The last such adjustment was a 2013 exclusion of a gain from an eminent domain claim.

Limitations on the Use of NAREIT FFO per Diluted Share, Adjusted FFO per Diluted Share, EBITDA, EBITDAre and Adjusted EBITDAre

We calculate NAREIT FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies that do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. We also calculate Adjusted FFO per diluted share, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs. EBITDA, EBITDAre and Adjusted EBITDAre, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA, EBITDAre and Adjusted EBITDAre purposes only) and other items have been and will be made and are not reflected in the EBITDA, EBITDAre, Adjusted EBITDAre, NAREIT FFO per diluted share and Adjusted FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, NAREIT FFO per diluted share, Adjusted FFO per diluted share, EBITDA, EBITDAre and Adjusted EBITDAre should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, NAREIT FFO per diluted share and Adjusted FFO per diluted share do not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Similarly, EBITDAre, Adjusted EBITDAre, NAREIT FFO and Adjusted FFO per diluted share include adjustments for the pro rata share of our equity investments and NAREIT FFO and Adjusted FFO per diluted share include adjustments for the pro rata share of non-controlling partners in consolidated partnerships. Our equity investments consist of interests ranging from 11% to 67% in seven domestic and international partnerships that own a total of 10 properties and a vacation ownership development. Due to the voting rights of the outside owners, we do not control and, therefore, do not consolidate these entities. The non-controlling partners in consolidated partnerships primarily consist of the approximate 1% interest in Host LP held by outside partners, and a 15% interest held by outside partners in a partnership owning one hotel for which we do control the entity and, therefore, consolidate its operations. These pro rata results for NAREIT FFO and Adjusted FFO per diluted share, EBITDAre and Adjusted EBITDAre were calculated as set forth in the definitions above. Readers should be cautioned that the pro rata results presented in these measures for consolidated partnerships (for NAREIT FFO and Adjusted FFO per diluted share) and equity investments may not accurately depict the legal and economic implications of our investments in these entities.

Comparable Hotel Property Level Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, food and beverage profit, and EBITDA (and the related margins), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present comparable hotel EBITDA to help us and our investors evaluate the ongoing operating performance of our comparable properties after removing the impact of the Company’s capital structure (primarily interest expense), and its asset base (primarily depreciation and amortization). Corporate-level costs and expenses are also removed to arrive at property-level results.  We believe these property-level results provide investors with supplemental information into the ongoing operating performance of our comparable hotels. Comparable hotel results are presented both by location and for the Company’s comparable properties in the aggregate. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient by themselves.

Because of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate the performance of our Company as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.